SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (this "SUBLEASE") dated the 30th day of September 1999, between NETRIX CORPORATION ("SUBLANDLORD"), a Delaware corporation with an office at 13595 Dulles Technology Drive, Herndon, Virginia 20171; and SCOREBOARD, INC. ("SUBTENANT"), a Delaware corporation with offices at 1035 Sterling Road, Suite 103, Herndon, Virginia 20170.


                                    RECITALS:

      A. By Office Lease Agreement dated as of March 25, 1999 (the "PRIME LEASE"), Sublandlord, as tenant, leased from Bedminster Capital Funding LLC, as landlord ("LANDLORD"), certain premises (the "PRIME PREMISES") which consists of an entire two story building, containing approximately 55,880 rentable square feet and commonly known as 13595 Dulles Technology Drive, Herndon, Virginia. Sublandlord has initialed a copy of the Prime Lease for identification and has delivered same to Subtenant and Subtenant has reviewed all of the terms of the Prime Lease.

      B. Subtenant desires to sublease from Sublandlord approximately 12,082 square feet on the first floor of the Prime Premises ("FIRST FLOOR PREMISES") and approximately 11,751 square feet on the second floor of the Prime Premises ("SECOND FLOOR PREMISES") for a total of approximately 23,833 square feet of space (according to BOMA 96 standard measurements) at the Prime Premises, as shown on EXHIBIT A hereto (the First Floor Premises and the Second Floor Premises, collectively, the "PREMISES"). The Premises comprise 43% ("SUBTENANT'S SHARE") of the Prime Premises. Sublandlord desires to sublease the Premises to Subtenant on the terms and subject to the conditions hereinafter set forth.

      NOW,  THEREFORE,   for  and  in  consideration  of  the  mutual  covenants
hereinafter contained, the parties hereby agree as follows:

1.    DEMISE.

      Sublandlord hereby subleases the Premises to Subtenant. Sublandlord represents that the Prime Lease is in full force and effect; that Sublandlord is not in default under the Prime Lease; and that, to its best knowledge, Landlord is not in default under the Prime Lease.

2.    TERM; AS-IS CONDITION; USE.

     (a) The term (the "TERM") of this Sublease shall commence on October 1, 1999 (the "COMMENCEMENT DATE") and shall terminate on September 30, 2004, unless sooner terminated or extended pursuant to the provisions of this Sublease, provided however, that Subtenant shall have the right of occupancy and possession only as to the Second Floor Premises effective on the Commencement Date, and provided further that Subtenant shall have the right of occupancy and possession of the First Floor Premises commencing on January 1, 2000.

     (b) Prior to the Commencement Date, Subtenant shall have access to the Second Floor Premises to perform any and all wiring and construction required to install a certain T-1 line. Subtenant shall take possession of the Premises in its present "as is" condition. No representations have been made to Subtenant concerning the condition of the Premises, nor have any promises to alter or improve the Premises been made by Sublandlord or any party on behalf of Sublandlord.

     (c) Subtenant's use of the Premises shall be for general (non-medical and non-governmental) office use only and only for such other uses as are expressly permitted pursuant to Section 6.1 of the Prime Lease.

3.   INCORPORATION BY REFERENCE.

      To the extent not inconsistent with the provisions of this Sublease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference on the following basis: Subtenant hereby assumes all of the obligations, accruing or payable during the Term, of Sublandlord under the Prime Lease with respect to the Premises as if Subtenant had executed the Prime Lease. The term "LANDLORD" therein shall refer to Sublandlord hereunder, its successors and assigns; and the term "TENANT" therein shall refer to Subtenant hereunder, its permitted successors and assigns. The obligations assumed by Subtenant hereunder which accrue during the Term shall survive and extend beyond the termination of this Sublease.

4.   SUBTENANT'S ACCEPTANCE OF PRIME LEASE.

      Subtenant shall abide by all restrictions and obligations of the Prime Lease. Subtenant represents that it has reviewed and accepted all the terms of the Prime Lease. Pursuant to Section 7.6 of the Prime Lease, Subtenant agrees that if Landlord succeeds to Sublandlord's interest in the Prime Lease then Landlord at its option may continue the terms of this Sublease and upon such occurrence, Subtenant agrees to recognize Landlord and be bound to Landlord under the terms of this Sublease. Subtenant shall execute a written document certifying the term, the rent and other relevant information concerning the Premises or the Prime Premises upon five (5) days' prior written request of Landlord or Sublandlord pursuant to Section 25.4 of the Prime Lease.

5.   RENT.

     (a) Subtenant shall pay to Sublandlord at its office referred to above, or to such other address as Sublandlord shall notify Subtenant in writing pursuant to SECTION 25(H) below, a base rent ("BASE RENT") which shall be due and payable in advance in monthly installments on the first (1st) day of each month, commencing on the Commencement Date as follows:

            October 1, 1999 and November 1, 1999            $14,000.00

            December 1, 1999                                $20,564.00

            January 1, 2000 through March 1, 2000           $32,328.00

            April 1, 2000 through September 1, 2000         $41,707.75

            October 1, 2000 through September 1, 2001       $42,958.98

            October 1, 2001 through September 1, 2002       $44,247.75

            October 1, 2002 through September 1, 2003       $45,575.18

            October 1, 2003 through September 1, 2004       $46,942.44

All other payments owed by Subtenant hereunder shall be paid as Additional Rent. Base Rent and Additional Rent are herein collectively called "RENT".

     (b) Rent shall be paid without deduction or setoff, and Base Rent shall be paid without notice or demand. If any Rent shall not be paid on or before the fifth (5th) day after the due date thereof, Subtenant shall, in addition thereto, pay a late charge of 5% of the overdue installment.

6.   SECURITY DEPOSIT.

     (a) Subtenant herewith deposits the sum of $125,123.25 (the "DEPOSIT") with Sublandlord as a security deposit to assure the faithful performance by Subtenant of all of the obligations assumed by it hereunder. Should part or all of the Deposit be applied by Sublandlord for the payment of overdue Rent or other obligations of Subtenant hereunder, then Subtenant shall, within 15 days after the written demand of Sublandlord, remit to Sublandlord a sufficient amount in cash to restore the Deposit to the then current sum taking into consideration any application of the Deposit to installments of Base Rent pursuant to subsection (b) below, and Subtenant's failure to do so shall constitute a default hereunder. Upon the termination of this Sublease, Sublandlord shall promptly inspect the Premises and return any unapplied balance of the Deposit to Subtenant.

     (b) Provided that Subtenant shall not then be in default hereunder, the Deposit shall be reduced effective October 1, 2000, to $83,415.50 and the amount of said reduction shall be applied by Sublandlord as part of the Base Rent installment which is due October 1, 2000. Provided that Subtenant shall not then be in default hereunder, the Deposit shall be further reduced effective October 1, 2001, to $41,707.75 and the amount of said reduction shall be applied by Sublandlord as part of the Base Rent installment which is due October 1, 2001.

     (c) Subtenant acknowledges that the security deposit paid by Sublandlord to Landlord pursuant to the terms of the Prime Lease is the property of Sublandlord and that Subtenant has no claim or right to any portion of such security deposit.

7.   ESCALATIONS AND ELECTRICAL CHARGES.

     (a) Pursuant to Section 5 of the Prime Lease, Sublandlord is obligated to pay amounts to cover increases in certain taxes imposed upon Landlord. Subtenant shall pay to Sublandlord Subtenant's Share of tax increases payable to Landlord during or with respect to the Term and in accordance with the Prime Lease, over and above tax charges of Landlord, provided however, that the Real Estate Taxes Base Year (as defined in the Prime Lease) shall be deemed to mean the calendar year 2000 for purposes of this Sublease.

     (b) Pursuant to Section 5 of the Prime Lease, Sublandlord is obligated to pay amounts to cover increases in operating expenses of Landlord. Subtenant shall pay to Sublandlord Subtenant's Share of operating expense increases imposed by Landlord during or with respect to the Term and in accordance with the Prime Lease, over and above operating expense charges of Landlord, provided however, that the Operating Charges Base Year (as defined in the Prime Lease) shall be deemed to mean the calendar year 2000 for the purposes of this Sublease.

     (c) The minimum electrical power provided to the Premises shall be seven watts per rentable square foot. In the event that Subtenant's use of electricity at the Premises is in excess of the amount reasonably required for general office use, as reasonably determined by Sublandlord, then Subtenant shall reimburse Sublandlord for the cost of such excess use.

     (d) Subtenant shall pay to Sublandlord the cost of any excess water or sewage usage at the Premises, as determined pursuant to Section 14.3 of the Prime Lease.

     (e) The amounts required to be paid by Subtenant to Sublandlord under this Section shall constitute Additional Rent and shall be paid within thirty (30) days after Sublandlord shall render a statement therefor. Subtenant shall reimburse Sublandlord for any costs payable to Landlord in connection with this Sublease. Sublandlord's statement shall be accompanied by copies of any relevant statements or bills received from Landlord.

8.   SUBLETTING AND ASSIGNMENT.

     (a) Subtenant  shall not,  without the prior written consent of Sublandlord
(a) further sublet all or any part of the Premises; (b) transfer, hypothecate, assign, convey, or mortgage this Sublease or any interest under it or allow any lien upon Subtenant's interest hereunder by operation of law; or (c) suffer, tolerate, permit, or allow the use or occupancy of the Premises by anyone other than Subtenant, its agents and employees. Sublandlord shall not unreasonably withhold or delay its consent to a further subletting of the Premises or an assignment of this Sublease by Subtenant. Sublandlord's consent to any such subletting or assignment shall be conditional upon and subject to Subtenant obtaining the written consent of Landlord thereto when required under the Prime Lease. No such transaction shall release Subtenant from liability hereunder. Notwithstanding the provisions in this Section 8, subject only to the Landlord's consent if required under the Prime Lease, Subtenant shall have the right to sublet or assign the Premises to a Permitted Assignee. A Permitted Assignee shall be an assignment or transfer to any of the following: (a) to a corporation or other business entity (herein sometimes referred to as a "successor corporation") into or with which Subtenant shall be merged or consolidated, or to which substantially all of the assets of Subtenant may be transferred or sold, provided that (1) such successor corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Subtenant immediately prior to such transfer, (2) the successor corporation shall assume in writing all of the obligations and liabilities of Subtenant under this Sublease, and (3) the use of the Premises pursuant to such assignment or sublease is in compliance with the Prime Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a "related corporation") that shall control, be controlled by or be under common control with Subtenant or, if unrelated to Subtenant, that shall purchase all of the assets of Subtenant, provided that (1) such corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Subtenant immediately prior to such transfer, (2) the corporation shall assume in writing all of the obligations and liabilities of Subtenant under this Sublease and (3) the use of the Premises pursuant to such assignment or sublease is in compliance with Prime Lease. In the event of any such assignment, transfer or subletting, Subtenant shall remain fully liable as a primary obligor for the payment of rent and other charges required hereunder and for the performance of obligations to be performed hereunder. For purposes subparagraph (b) above, "control" shall be deemed to be the ownership of fifty percent (50%) or more of the stock or other voting interest of the controlled corporation or other business entity. A successor corporation described in
subparagraph  (a)  above  or  a  related  or  other  corporation   described  in
subparagraph (b) above shall be referred to sometimes in this Sublease as a "Permitted Assignee."

     (b) If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rental and other charges due under this Sublease, plus (b) the reasonable, out-of-pocket expenses (including (i) the gross rent paid to Sublandlord by Subtenant with respect to the subject portion of the Premises during any period in which alterations are being performed for the assignee or subtenant prior to its occupancy; (ii) improvement allowances or other economic concessions granted by Subtenant to the assignee or sublessee; (iii) alterations to the subject portion of the Premises performed solely for such assignee's or subtenant's occupancy and paid for by Subtenant; (iv) costs incurred by Subtenant to buy out or take over the previous lease of the assignee or sublessee; (v) all costs incurred by Subtenant to advertise the subject portion of the Premises for assignment or sublease; and (vi) brokerage commissions and/or legal fees paid by Subtenant in connection with the assignment or sublease; but excluding any costs attributable to vacancy periods or "downtime" other than those explicitly included in clause (i) above) which Subtenant reasonably incurred in connection with the procurement of such sublease or assignment, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Subtenant's fixtures, leasehold improvements, furniture and other personal property (in excess of the market rates there for), or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Subtenant shall pay to Sublandlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Subtenant to Sublandlord as additional rent as the same is received by Subtenant.

9.   INSURANCE COMPLIANCE.

     (a) Subtenant shall maintain, at its sole cost and expense, for the Term, general public liability insurance (naming Sublandlord, Landlord and designees of Landlord as additional insureds) against claims for personal injury, death, or property damage occurring upon, in, about, or adjacent to the Premises, such insurance to afford protection with combined coverage of at least $4,000,000 with respect to personal injury, death and property damage. Subtenant shall also maintain, at its sole expense, for the Term, any and all insurance in the amounts and form required of Sublandlord by and pursuant to the provisions of the Prime Lease with respect to the Premises. All such policies shall be issued by reputable insurance companies approved by Landlord and shall be endorsed to provide that they shall not be modified or cancelled without 30 days' prior written notice to Sublandlord and Landlord. Prior to the Commencement Date, Subtenant shall furnish said policies to Sublandlord evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem satisfactory of the payment of premiums thereon.

     (b) Notwithstanding anything to the contrary contained herein, Sublandord and Subtenant each hereby waive any and all right to recover against the other (or against their respective officers, directors, trustees, partners, joint venturers, employees or agents) for any loss or damage to such waiving party arising from any cause covered by any property damage insurance required to be carried by such party pursuant to this Sublease or, if greater, actually carried by such party. Sublandlord and Subtenant shall secure appropriate waivers of subrogation from their respective insurance carriers; and each party will, upon request, deliver to the other a certificate evidencing such waiver of subrogation by the insurer.

10.  INDEMNIFICATION.

     (a) Except as explicitly hereinafter set forth, Sublandlord, its employees and agents shall not be liable to Subtenant, any invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss, or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Sublandlord, Subtenant or any other person or entity) to elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Sublease by reason of damage to the Premises or the building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other subtenant of the building or of any other person or entity; failure or inability to furnish any service specified in this Sublease; and leakage in any part of the Premises or the building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the building, or from drains, pipes or plumbing fixtures in the Premises or the building. If any condition exists which may be the basis of a claim of constructive eviction, then Subtenant shall give Sublandlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Subtenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Subtenant or any invitee in or about the Premises or the building shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Subtenant shall be acting as Subtenant's agent for such purpose and not as Sublandlord's agent. For purposes of this
Section, the term "building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, but subject to Section 9(b), Sublandlord shall not be released from liability to Subtenant for any physical injury to any natural person (including death) or damage to Subtenant's property caused solely and directly by Sublandlord's negligence or willful misconduct to the extent such injury is not covered by insurance (a) carried by Subtenant or such person, or (b) required by this Sublease to be carried by Subtenant; provided, however, that Sublandlord shall not under any circumstances be liable for any consequential or indirect damages.

     (b) Except to the extent caused by Sublandlord's negligence or willful misconduct, and subject to Section 9(b) above, Subtenant shall reimburse
Sublandlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees), losses, penalties and court costs suffered by or claimed against them, to the extent resulting solely and directly from (i) use and occupancy of the Premises by Subtenant or any invitee or the business conducted therein by Subtenant or any invitee, or (ii) any negligence or willful misconduct by Subtenant or any invitee.

     (c) Except to the extent caused by Subtenant's negligence or willful misconduct, and subject to Section 9(b) above, Sublandlord shall reimburse Subtenant, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees), losses, penalties and court costs suffered by or claimed against them, to the extent resulting solely and directly from Sublandlord's negligence or willful misconduct in connection with the management, operation or repair of the building.

     (d) If Subtenant or any invitee is awarded a money judgment against Sublandlord, then recourse for satisfaction of such judgment shall be limited to execution against Sublandlord's leasehold interest in the building, including Sublandlord's interest in all rents, income, profits, insurance proceeds, condemnation proceeds and sales proceeds arising therefrom. No other asset of Sublandlord, any partner, director, member, officer or trustee of Sublandlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Sublandlord or any officer.

11.  CASUALTY.

      If the Prime Premises or the Premises are damaged by fire or other casualty, and Landlord or Sublandlord shall, pursuant to the terms of the Prime Lease, elect to terminate the Prime Lease, this Sublease shall cease and terminate on the date of termination of the Prime Lease, and Rent shall be apportioned from the time of the damage. Otherwise, this Sublease shall remain in full force and effect, subject to the terms of the Prime Lease. Sublandlord shall have no obligation hereunder to repair any portion of the Premises, whether or not this Sublease shall be terminated. If Sublandlord receives any rent abatement under the Prime Lease, then Subtenant shall accordingly receive rent abatement. In the event that the Premises are damaged or destroyed, Subtenant shall have the right to terminate this Sublease if the Restoration Estimate, as defined in the Prime Lease and as delivered to Sublandlord, has a repair and restoration date that is more than two hundred seventy (270) days from the date of the damage or destruction.

12.  RIGHTS OF LANDLORD.

     (a) Subtenant acknowledges any and all rights specifically reserved by Landlord under the Prime Lease and Subtenant further acknowledges that its possession and use of the Premises shall at all times be subject to such rights. Subtenant hereby releases Sublandlord from all liability in connection with Landlord's exercise of such rights, except for Sublandlord's gross negligence and willful misconduct.

     (b) After reasonable notice, if Subtenant fails to perform any act required of it hereunder or under the Prime Lease, Sublandlord may perform same, and

Subtenant shall pay the cost thereof as Additional Rent within thirty (30) days after receiving Sublandlord's statement therefor.

13.  DEFAULT BY LANDLORD.

      Sublandlord shall not be liable to Subtenant for Landlord's failure to perform any of Landlord's obligations under the Prime Lease, nor shall Sublandlord have any obligation to perform same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord's obligations under the Prime Lease. Except as otherwise provided herein, whenever Sublandlord shall have the right to enforce any rights against Landlord or any other party under the Prime Lease because of the default or breach of Landlord or such other party with respect to the Premises, and if, within a reasonable period after Subtenant's request, Sublandlord fails to enforce such rights, then Subtenant shall have the right, in the name of Subtenant or, if necessary, in the name of Sublandlord, to enforce any such rights of Sublandlord with respect to the Premises. Such enforcement shall be at the sole expense of Subtenant, and Subtenant shall indemnify Sublandlord against all costs and expenses, including but not limited to reasonable attorneys' fees, which may be incurred by Sublandlord in connection with any claim, action, or proceeding so undertaken by Subtenant. Any amount of recovery obtained by Subtenant shall be the property of Subtenant.

14.  BROKER.

      The parties acknowledge that this Sublease was procured through the efforts of Trammell Crow Real Estate Services (Sublandlord's Broker) and Hinders Realty, Inc. (Subtenant's Broker), and Sublandlord's Broker shall compensate Subtenant's Broker pursuant to separate agreements. Subtenant and Sublandlord represent and warrant that they dealt with no other broker in connection with this Sublease and shall hold each other harmless from any liability or loss, including reasonable attorneys' fees, to any broker or salesman (other than as aforesaid) claiming a commission as a result of having an interested Subtenant in the Premises.

15.  TAXES.

      Subtenant shall pay any taxes or fees imposed by any governmental authority upon or as the result of this Sublease or the transfer of any property or interests in property hereunder, except that Subtenant shall not be liable for any federal, state, or municipal income tax imposed upon Sublandlord as a result of this Sublease or any profits derived hereunder.

16.  REMEDIES.

      The taking of any action by Subtenant, the occurrence of any event in regard to Subtenant, or the failure to act by Subtenant which would be a default under the Prime Lease if taken by Sublandlord or if occurring or failing to occur in regard to Sublandlord, shall entitle Sublandlord to take all action with regard to Subtenant under this Sublease which Landlord is permitted to take against Sublandlord under the terms of the Prime Lease. Subtenant hereby indemnifies and holds Sublandlord harmless from and against all loss, cost, injury, liability, or expense (including reasonable attorneys' fees and court costs) caused by or arising out of Subtenant's default, breach, or violation of the terms of this Sublease.

17.  GRACE PERIODS; INTEREST.

     (a) All provisions of Article 19 of the Prime Lease have been incorporated herein by reference, except that the grace period provided for in Section 19.1(a) shall be deemed to be seven (7) days and the grace period provided for in Section 19.1(b) of the Prime Lease shall be deemed to be thirty (30) days.

     (b) Any Rent not paid on the due date thereof shall thereafter be payable with interest at the rate of three percentage points per annum plus the prime rate published in the Wall Street Journal and in effect on the due date of such rent, which interest shall be payable for the period from the due date to the date of the receipt of such payment by Sublandlord.

18.  SUBTENANT'S WORK.

     (a) Subtenant shall not perform or cause to be performed any work at the Premises without Sublandlord's and Landlord's prior written consent, which consent shall not be unreasonably withheld. All of Subtenant's work shall be performed in accordance with the terms of the Prime Lease, including without limitation, Section 9 thereof, and all of Subtenant's work shall be completed in a good, workmanlike and first-class manner. Sublandlord shall assist Subtenant in securing Landlord's consent for any such work. Provided Subtenant gives Landlord prior written notice, Subtenant may perform in the Premises, without obtaining Landlord's prior written consent, minor, non-structural alterations of a decorative nature which are reasonably comparable to the colors and finishes in the Premises as of the date of this Sublease and which do not require a building permit.

     (b) Subtenant shall have the right to install a key card security system to the perimeter doors and entrances of the Premises at Subtenant's sole expense, provided however that such right shall be subject to Landlord's consent pursuant to Section 10 of Exhibit B ("Rules and Regulations") of the Prime Lease.

     (c) Sublandlord shall make available to Subtenant for purposes of identifying the Premises a portion of a monument sign, so called, at the Premises and an interior lobby sign in the second floor lobby, provided however, that all costs associated with this provision shall be paid by Subtenant. Such signage shall be of comparable size and location as Sublandlord's subject to Subtenant's approval, Landlord's approval and applicable municipal regulations.

     (d) Subtenant and Sublandlord shall cooperate so that both parties have access to and efficient use of all telephone, data, network, fiber optic and T-1 line access at the Premises, provided however, Sublandlord and Subtenant shall each secure their own systems at their respective locations and at their own cost.

19.  SERVICES AND OTHER PRIVILEGES.

     (a) Sublandlord shall provide or cause to be provided janitorial services for the Premises on a daily basis but not on weekends and federal holidays.

     (b) Subtenant shall have the right to park 95 vehicles, of which four (4) spaces shall be reserved parking spaces at the front of the building at the Premises. The parking provided for herein is furnished solely for the accommodation of Subtenant, and Sublandlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Subtenant or Subtenant's representatives. Sublandlord shall have no obligation to enforce or to protect the sole use of said reserved parking spaces by Subtenant.

     (c) Subtenant shall have non-exclusive access to and use of the first floor cafeteria at the Premises 24 hours a day, seven days a week, subject to the terms of the Prime Lease. Such access shall be at no cost to Subtenant, provided however, that Subtenant shall pay the cost of drinks, coffee and similar items supplied to Subtenant's employees.

     (d) Subtenant may utilize Sublandlord's training rooms for client and employee training at no cost to Subtenant, provided however, that such use is subject to the availability of said rooms at Sublandlord's sole discretion. Upon reasonable notice to Subtenant, Sublandlord reserves the right to modify the Premises to remove all or part of said training rooms.

     (e) Subject to Section 1.19 of the Prime Lease, Subtenant shall have access to the Premises twenty four hours a day, seven days a week, 365 days a year.

     (f) Subtenant shall have the right to utilize certain furniture at the Premises as set forth in EXHIBIT B and shall pay to Sublandlord a fee for such use pursuant to EXHIBIT B. Any provision herein requiring the removal of furniture from the Premises shall be contingent upon Sublandlord's consent and Landlord's consent pursuant to Section 19.7 of the Prime Lease.

     (g) Sublandlord does not warrant that any of the services or utilities referred to in this Sublease, or any other services or utilities which Landlord may supply, will be free from interruption, and Subtenant acknowledges that any one or more such services may be suspended by reason of accident, repairs, inspections, alterations, improvements or other reasons. Any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Subtenant's use and possession of the Premises, or any part thereof, nor render Sublandlord liable to Subtenant for damages by abatement of the Rent or otherwise, nor relieve Subtenant from performance of Subtenant's obligations under this Sublease.

20.  RIGHT TO RENEW.

     (a) Subtenant shall have one option to extend the Term of this Sublease until the last day of the term of the Prime Lease, which is scheduled to terminate on April 30, 2009 (the "Renewal Option"). The terms of the Renewal Option shall be in accordance with all of the terms and conditions of this Sublease, except that Base Rent shall be based on the then current market rental value.

     (b) The Renewal Option may only be exercised by Subtenant by written notice of exercise given by Subtenant to Sublandlord and received by Sublandlord not earlier than March 30, 2004, and not later than May 30, 2004. Failure to so exercise within such period shall render any subsequent attempted exercise void and of no effect, any principles of law to the contrary notwithstanding. Subtenant shall have no right to exercise the Renewal Option, and any attempted exercise shall be void and of no effect, if: (i) the named Subtenant has assigned this Lease or has at any time subleased, in the aggregate, more than 50% of the Premises; or (ii) Subtenant shall be in default hereunder and such default shall not have been cured at the time of the attempted exercise or, if such default occurs after Subtenant's attempted exercise of the option, at the time of the proposed commencement of the extension Term.

     (c) In the event that the parties have not agreed upon the current market rental value of the Premises prior to the date two months before the
commencement   of  the  extension  Term,  such  value  shall  be  determined  by arbitration in the City of Washington, D.C., before a single arbitrator as follows:

          (i) Sublandlord and Subtenant shall have ten days within which to select one mutually agreeable arbitrator who shall have a minimum of ten (10) years' experience in Northern Virginia commercial real estate. If Sublandlord and Subtenant fail to agree on one arbitrator within the ten day period, either party may promptly request the president of the local Board of Realtors to appoint an arbitrator for the matter, and said president's selection shall be binding upon Sublandlord and Subtenant.

          (ii) Sublandlord and Subtenant shall each submit to the arbitrator, in writing, a good faith determination of the current market rental value of the Premises.

          (iii) The appraiser selected must choose either Sublandlord's or Subtenant's good faith determination of the rental value of the Premises and the appraiser's choice shall be final and binding upon the parties. From the date of appointment, the arbitrator shall have 30 days within which to render a decision as to the rental value of the Premises. Judgment upon the award rendered by the arbitrator shall be binding upon the parties and may be entered in any court of competent jurisdiction. The arbitrator shall determine the liability of the parties for the costs of the arbitration and may allocate counsel fees, witness fees and other costs between the parties.

21.  RIGHT OF FIRST REFUSAL.

     (a) If, at any time during the Initial Term any rentable space in the portion of the Prime Premises occupied by Sublandlord either is vacant or becomes available and Sublandlord does not desire to occupy such space itself, then before entering into a lease for such space with another Subtenant, provided Subtenant is not in default hereunder, Sublandlord shall send Subtenant a notice describing the premises (the "INTENT TO LEASE Notice") and shall offer to lease such space to Subtenant upon the same terms set forth in this Sublease. Provided that Subtenant is not in default hereunder, Subtenant shall have fifteen (15) business days after receipt of the Intent to Lease Notice to accept such offer by notice to Sublandlord, time being of the essence. After accepting such offer, Subtenant shall promptly, at Sublandlord's option, execute an amendment to this Sublease prepared by Sublandlord.

     (b) If Subtenant does not accept such offer within the fifteen (15) business day period provided above, then Sublandlord shall be free to lease such space to any party upon any terms or conditions Sublandlord shall determine, from time to time during the Term, without any further obligation to Subtenant under this Sublease so long as such terms of rent are not less favorable to Sublandlord. If Subtenant does not accept such offer within such period, then

Subtenant shall, within ten days after demand by Sublandlord, confirm in writing to Sublandlord that Subtenant has declined to exercise or has waived its rights under this Section.

     (c) Sublandlord shall have no obligation to make such offer, and any attempted acceptance shall be void and of no effect, if (i) the named Subtenant has assigned this Lease to an entity other than a Permitted Assignee or shall have subleased, in the aggregate, 50% or more of the Premises to an entity other than a Permitted Assignee at any time prior to the Intent to Lease Notice; or
(ii) Subtenant or any Permitted Assignee shall have committed an event of default hereunder which has not been cured at the time of the proposed commencement of the lease of such additional space.

     (d) This Section shall not preclude preliminary discussions, whether oral or in writing, between Sublandlord and any prospective Subtenant concerning terms and conditions for the leasing of any space in the Prime Premises.

22.  EXPANSION OF SPACE.

     (a) At any time prior to the third anniversary of the Commencement Date, Subtenant shall have the right to sublease approximately five thousand (5,000) square feet of additional space which is immediately adjacent to the Second Floor Premises and currently occupied by Sublandlord's training room and which is shown on EXHIBIT C attached hereto (the "EXPANSION SPACE") upon the same terms of this Sublease and upon not more than nine (9) months' and not less than six (6) months' prior written notice to Sublandlord (the "EXPANSION NOTICE"). Upon receipt of the Expansion Notice, Sublandlord shall send Subtenant an amendment to this Sublease incorporating the Expansion Space. The execution of an amendment for the Expansion Space shall give Landlord the right to recapture the Premises pursuant to Section 7.4 of the Prime Lease. Sublandlord and Subtenant shall proceed with said amendment pursuant to SECTION 23 of this Sublease.

     (b) Sublandlord  shall have no obligation to lease the Expansion  Space, if
(i) the named Subtenant has assigned this Lease to an entity other than a Permitted Assignee or shall have subleased, in the aggregate, 50% or more of the Premises to an entity other than a Permitted Assignee at any time prior to the Expansion Proposal; or (ii) Subtenant or any Permitted Assignee shall have committed an event of default hereunder which has not been cured at the time of the proposed commencement of the lease of such additional space.

23.  RIGHT TO RECAPTURE.

      Both parties acknowledge that pursuant to Section 7.4 of the Prime Lease, Landlord has the right to recapture the Premises if Sublandlord subleases more than 50% of the Prime Premises. The parties acknowledge that if Subtenant, pursuant to SECTION 21 or SECTION 22 of this Sublease, subleases from Sublandlord additional space, then Landlord may exercise said recapture rights. In such event, Sublandlord shall endeavor to negotiate with and otherwise encourage Landlord to use Landlord's best efforts to negotiate first with Subtenant prior to leasing the Premises to any other tenant.

24.  SURRENDER AND HOLDOVER.

     (a) Upon any termination of this Sublease, by expiration of the Term or otherwise:

          (i) Subtenant shall immediately vacate the Premises and surrender possession thereof to Sublandlord in the condition required under the Prime Lease as of the expiration date of the Prime Lease;

          (ii) Subtenant shall surrender the Premises free and clear of all liens and encumbrances; and

          (iii) Sublandlord shall have full authority and license to enter the Premises and take possession of same.

     (b) Subtenant shall pay to Sublandlord 150% of the Base Rent hereunder plus all other costs for each month or portion thereof that Subtenant shall retain possession of the Premises or any part thereof after the termination of this Sublease, whether by lapse of time or otherwise, and shall also pay all damages sustained by Sublandlord to Landlord or otherwise on account thereof. Furthermore, Subtenant shall be subject to eviction proceedings and any other remedy or right accorded to Sublandlord in law or at equity. Any holding over by Subtenant upon termination of this Sublease shall not be evidence of an extension or renewal of the Term hereof, nor shall acceptance of Rent or other payments by Sublandlord from Subtenant be evidence of the same, but shall be on a month to month basis, terminable by either party on 30 days' notice.

25.  MISCELLANEOUS.

     (a) Each provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

     (b) Subtenant acknowledges that this Sublease is subordinate to the Prime Lease. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions of this Sublease shall control.

     (c) In the event that any provision of this Sublease is deemed to be invalid or unenforceable for any reason (except for Section 2 of this Sublease as it pertains to the right of possession and use of the Premises) then this Sublease shall be construed as not containing such provision, and the invalidity or unenforceability thereof shall not render any other provision of this Sublease invalid or unenforceable.

     (d) Any provision of this Sublease or the Prime Lease which requires Sublandlord not to unreasonably withhold its consent shall never be the basis for an award of loss of business damages or give rise to a right of setoff to Subtenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

     (e) Whenever Subtenant must obtain the consent of Landlord, Sublandlord shall cooperate with Subtenant (at Subtenant's sole cost and expense) in obtaining Landlord's consent. Sublandlord shall promptly forward to Subtenant copies of all notices, requests, demands and communications received by

Sublandlord from Landlord (or its agent) with respect to the Premises. If Subtenant shall not give timely directions to Sublandlord, Sublandlord may give such notice to Landlord as Sublandlord desires, or no notice or direction with respect to the matter in question. If Sublandlord's consent is required under this Sublease or the Prime Lease and Subtenant has requested in writing Sublandlord's consent, Sublandlord's failure to respond to Subtenant within thirty (30) days from the date of Subtenant's request shall be deemed to be the consent of Sublandlord. Landlord's failure to respond to a request for consent shall not be deemed to be the consent of Landlord.

     (f) Subtenant shall receive notice of any default by Sublandlord under the Prime Lease and shall have the right to cure said default if Sublandlord fails to do so in a reasonable time. Any costs incurred by Subtenant to remedy
Sublandlord's  default  may be setoff  against  the Rent.

     (g) Subtenant shall indemnify and hold Sublandlord harmless from the costs of any special services which Subtenant may order directly from Landlord with respect to the Premises.

     (h) All notices shall be in writing, mailed certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier such as United Parcel Service, addressed to the parties at the addresses first above written, except that after the Commencement Date, Subtenant's address shall be the Premises. Either party may, by such notice, change the address to which notices are to be sent. A copy of any notice to Sublandlord alleging a breach by it of its obligations hereunder shall be simultaneously sent to Kelley Drye & Warren LLP, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attn: Jay R. Schifferli, Esq. . A copy of any notice to Subtenant alleging a breach by it of its obligations hereunder shall be simultaneously sent to Whiteford, Taylor & Preston L.L.P., 1025 Connecticut Avenue, N.W., Washington, D.C. 20036-5405,
Attn:  Glenn T.  Bonard,  Esq.

     (i) Each provision of this Sublease has been mutually negotiated, prepared and drafted; each party has been represented by legal counsel; and, in connection with the construction of any provision hereof or deletion herefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any such provision or deletion.

     (j) Neither party shall record this Sublease or the Prime Lease or a memorandum of this Sublease or the Prime Lease, pursuant to Section 25.16 of the Prime Lease.

     (k) Subtenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Premises provided that Subtenant may use and store reasonable quantities of standard cleaning materials as may be reasonably necessary for Subtenant to conduct normal general office use operations in the Premises and reasonable quantities of Hazardous Materials commonly used in light electronic assembly and testing of computers in connection with the operations in the Premises of which Subtenant has provided Landlord and Sublandlord prior written notice, provided the same are handled, stored and disposed of in accordance with all Laws. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord free of Hazardous Materials generated, used, released, stored, or disposed of by Subtenant or its invitees not in violation of any Environmental Laws as a result of the acts or omissions of Subtenant or its invitees. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300fet seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss. 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

          (i) Notwithstanding any termination of this Sublease, Subtenant shall indemnify and hold Sublandlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Subtenant or any invitee in or about the Premises, whether before or after Sublease Commencement Date. In addition, Subtenant shall give Sublandlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Subtenant shall cure in accordance with all Environmental Laws and only after Subtenant has obtained Sublandlord's and Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. An "Environmental Default" means any of the following by Subtenant or any invitee: a violation of any applicable Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the land or the building in violation of any applicable Environmental Law; an environmental condition. Upon any Environmental Default, in addition to all other rights available to Sublandlord under the Sublease and to Landlord under the Prime Lease, at law or in equity, Sublandlord and Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Subtenant to address the Environmental Default, and, if Subtenant fails to immediately address same to Sublandlord's and Landlord's reasonable satisfaction, to perform, at Subtenant's sole cost and expense, any lawful action necessary to address same. If any governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Subtenant shall pay the reasonable costs therefor as additional rent. If any lender shall require testing to ascertain whether an Environmental Default is pending or threatened, and such testing reveals an Environmental Default, then Subtenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Subtenant shall execute from time to time affidavits, representations and similar documents concerning Subtenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the building, the Land or the Premises.

          (ii) As of the date of Sublandlord's execution of this Sublease, Sublandlord represents and warrants that it has no actual knowledge of the violation of any Environmental Law applicable to the building or the land which remains uncured, and that, to its knowledge based solely on the Landlord's representation in Section 6.5 of the Prime Lease relying on that certain Phase I Environmental Report prepared by Dames & Moore, Inc., dated June 10, 1997, except as otherwise set forth therein no Hazardous Materials are present in the building or the land that are in violation of any Environmental Law as of the date of Sublandlord's execution of this Sublease. Unless caused by Subtenant's or an invitee's negligence or willful misconduct, and subject to Section 9(b)
above, Sublandlord shall indemnify, defend upon request and hold harmless Subtenant, its employees and agents from and against any and all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees) and court costs suffered by or claimed against Subtenant as the sole and direct result of the generation, storage or release of Hazardous Materials by Sublandlord, its invitees, agents, employees, contractors, family members of employees, licensees, or guests (except to the extent the same also constitute Subtenant or its invitees) in or about the building, to the extent such generation, storage, or release violates Environmental Laws. Subtenant shall notify Sublandlord promptly in the event a claim is made against Subtenant as aforesaid.

26.  LANDLORD'S APPROVAL.

      Upon execution of this Sublease, Sublandlord shall submit this Sublease to Landlord for Landlord's approval. In the event that Landlord fails to approve this Sublease within fifteen (15) business days of the date hereof, either party, upon notice to the other within five (5) business days after the expiration of such fifteen (15) business day period, may elect to terminate this Sublease, whereupon Sublandlord shall promptly refund any amounts deposited hereunder, and this Sublease shall be of no further force and effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage, or injury caused by or arising out of the failure of Landlord to consent to this Sublease.

      IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

                                    SUBLANDLORD:

                                    NETRIX CORPORATION


                                    By:___________________________________
                                       Name:
                                       Title:



                                    SUBTENANT:

                                    SCOREBOARD, INC.


                                    By:___________________________________
                                       Name:
                                       Title:

CONSENT OF LANDLORD

      Bedminster Capital Funding LLC hereby executes this Sublease solely for the purpose of consenting to same. Landlord consents to this Sublease without approving any terms or conditions in such Sublease as the ______ day of _____________________ 1999.

                                    LANDLORD:

                                    BEDMINSTER CAPITAL FUNDING LLC


                                    By:__________________________
                                       Name:
                                       Title:

STATE OF                )
                        )  ss:
COUNTY OF               )


       The foregoing instrument was acknowledged before me this ___ day of ______________ 1999, by _______________________, ____________________________ of
Netrix Corporation, a Delaware corporation, on behalf of the corporation.


                                    ----------------------------------------
                                    Notary Public
                                    My Commission Expires

STATE OF                )
                        ) ss:
COUNTY OF               )


       The foregoing instrument was acknowledged before me this ___ day of ______________ 1999, by _______________________, ____________________________ of
ScoreBoard, Inc., a Delaware corporation, on behalf of the corporation.



                                    ----------------------------------------
                                    Notary Public
                                    My Commission Expires

STATE OF                )
                        )  ss:
COUNTY OF               )


       The foregoing instrument was acknowledged before me this ___ day of ______________ 1999, by _______________________, ____________________________ of
Bedminster Capital Funding LLC, a New Jersey limited liability company, on behalf of said limited liability company.



                                    ----------------------------------------
                                    Notary Public
                                    My Commission Expires

                                    EXHIBIT A

                             Description of Premises

                                    EXHIBIT B

                             Terms of Furniture Use

                                    EXHIBIT C

                         Description of Expansion Space